CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No.123 to the registration statement on Form N-1A (the “Registration Statement”) of our reports dated February 10, 2010, relating to the financial statements and financial highlights appearing in the December 31, 2009 Annual Reports to Shareholders of Vanguard 500 Index Fund, Vanguard Total Stock Market Index Fund, Vanguard Large-Cap Index Fund, Vanguard Value Index Fund, and Vanguard Growth Index Fund, of our report dated February 12, 2010, relating to the financial statements and financial highlights appearing in the December 31, 2009 Annual Reports to Shareholders of Vanguard Extended Market Index Fund, Vanguard Mid-Cap Index Fund, Vanguard Mid-Cap Value Index Fund, and Vanguard Mid-Cap Growth Index Fund, of our report dated February 16, 2010, relating to the financial statements and financial highlights appearing in the December 31, 2009 Annual Reports to Shareholders of Vanguard Small-Cap Index Fund, Vanguard Small-Cap Value Index Fund, and Vanguard Small-Cap Growth Index Fund (comprising Vanguard Index Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
December 7, 2010